Exhibit Q
                                                             Page 1 of 4


                                  SUB-ITEM 77Q3

                               MFS Series Trust V

(a)   (i)   Based upon their evaluation of the registrant's  disclosure controls and  procedures  as  conducted  within 90 days of the filing date of this report,  the  registrant's  chief  financial  officer and chief executive officer have concluded that those disclosure  controls and
            procedures   provide   reasonable   assurance   that  the   material
            information  required  to be  disclosed  by  the  registrant  in the reports it files or submits  under the  Securities  Exchange  Act of
            1934,  as  amended  (the  "1934  Act"),   is  recorded,   processed,
            summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

     (ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

    (iii)   Certifications

     I, Richard M. Hisey, certify that:

1.       I have reviewed this report on Form N-SAR of MFS Series Trust V;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

      a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


                                                             Exhibit Q
                                                           Page 2 of 4


      b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

      c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  May 27, 2003

                                                    _/s/ RICHARD M. HISEY___
                                                    ------------------------
                                                    Richard M. Hisey
                                                    Chief Financial Officer




                                                             Exhibit Q
                                                           Page 3 of 4

                                  SUB-ITEM 77Q3

                               MFS Series Trust V

   (iii) Certifications (continued)

     I, John W. Ballen, certify that:

     1.  I have reviewed this report on Form N-SAR of MFS Series Trust V;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

      a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

      c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


                                                        Exhibit Q
                                                      Page 4 of 4

      b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  May 27, 2003



                                                     _/s/ JOHN W. BALLEN___
                                                     ---------------------
                                                     John W. Ballen
                                                     Chief Executive Officer



This page being filed for series 1 MFS Series Trust V, MFS Total Return Fund;

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $74,144
Class B           $29,461
Class C           $11,618
Class I           $5,300
Class R           $5
Class 529A        $9
Class 529B        $3
Class 529C        $4

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.20
Class B           $0.16
Class C           $0.16
Class I           $0.23
Class R           $0.10
Class 529A        $0.19
Class 529B        $0.14
Class 529C        $0.14

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           378,558
Class B           184,982
Class C           74,795
Class I           25,567
Class R           203
Class 529A        107
Class 529B        33
Class 529C        45

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $12.83
Class B           $12.82
Class C           $12.87
Class I           $12.82
Class R           $12.84
Class 529A        $12.81
Class 529B        $12.83
Class 529C        $12.88



This page being filed for series 2 MFS Series Trust V, MFS Research Fund;

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           99,360
Class B           80,529
Class C           20,044
Class I           5,432
Class R           0
Class 529A        2
Class 529B        7
Class 529C        5

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $13.70
Class B           $12.93
Class C           $12.94
Class I           $13.95
Class R           $13.69
Class 529A        $13.68
Class 529B        $12.90
Class 529C        $12.92



This page being filed for series 3
MFS Series Trust V, MFS International New Discovery Fund;

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           14816
Class B           4288
Class C           3077
Class I           2426
Class R           10
Class 529A        11
Class 529B        2
Class 529C        4

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $11.48
Class B           $11.34
Class C           $11.33
Class I           $11.59
Class R           $11.48
Class 529A        $11.46
Class 529B        $11.32
Class 529C        $11.31